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                                                                    EXHIBIT 23.1

                       The Chase Manhattan Bank Building Telephone 787 754 9090 PO Box 363566
                       San Juan PR 00936-3566

PRICE WATERHOUSE

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 1997, except for the stock split described in Note 31, which is as of August 28, 1997, relating to the financial statements of Doral Financial Corporation (formerly, First Financial Caribbean Corporation), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE
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PRICE WATERHOUSE


San Juan, Puerto Rico


January 5, 1998